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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Allergan, Inc.:

We consent to the use of our report dated January 24, 2000, incorporated herein by reference in the Registration Statement on Form S-8 of Allergan, Inc., relating to the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule.


/s/ KPMG LLP


Costa Mesa, California
August 10, 2000